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                                                                 Exhibit 21


                          SUBSIDIARIES OF THE COMPANY




Name of Subsidiary                                    Place of Incorporation
------------------                                    ----------------------


Lipogenics, Inc.                                             Delaware


Bionutrics Health Products, Inc.                             Delaware


Nutrition Technology Corporation                              Nevada


InCon Technologies Inc.                                      Delaware
  (Subsidiary of Nutrition
   Technology Corporation)


Bionutrics International Ltd.                          British Virgin Islands